ITEM 77: ATTACHMENTS

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: JNL/BlackRock Global Allocation Fund
Security: Post Holdings Inc.
Date of Purchase: 1/27/2012
Amount of Purchase: $30,000,000
Purchase price: $100.00
Purchased from: Barclays Capital Inc.
Affiliated Underwriter: PNC Capital Markets, LLC

Fund: JNL/BlackRock Global Allocation Fund
Security: Phillips 66
Date of Purchase: 3/7/2012
Amount of Purchase: $148,209,000
Purchase price: $99.982
Purchased from: Credit Suisse Securities LLC
Affiliated Underwriter: PNC Capital Markets, LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Mizuho Corp Bank LTD
Date of Purchase: 3/13/2012
Amount of Purchase: $2,125,000
Purchase price: $99.837
Purchased from: Mizuho
Affiliated Underwriter: Goldman Sachs & Co

Fund: JNL/JPMorgan MidCap Growth Fund
Security: Allison Transmission Holding Inc.
Date of Purchase: 3/15/2012
Amount of Purchase: $5,568,300
Purchase price: $23.00
Purchased from: BofA Merrill Lynch
Affiliated Underwriter: J.P. Morgan

Fund: JNL/JPMorgan U.S. Government & Quality Bond Fund
Security: Kimberly-Clark Corporation
Date of Purchase: 2/6/2012
Amount of Purchase: $689,318
Purchase price: $98.474
Purchased from: Morgan Stanley and Company
Affiliated Underwriter: J.P. Morgan

Fund: JNL/Eagle SmallCap Equity Fund
Security: Ocean Rig UDW Inc
Date of Purchase: 04/12/2012
Amount of Purchase: $2,798,103.75
Purchase price: $16.25
Purchased from: Deutsche Bank Securities
Affiliated Underwriter: Raymond James

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Rowan Companies Inc.
Date of Purchase: 05/16/2012
Amount of Purchase: $2,150,000
Purchase price: $99.333
Purchased from: RBCCM
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: United Technologies Corp
Date of Purchase: 5/24/2012
Amount of Purchase: $2,150,000
Purchase price: $99.923
Purchased from: Bank of America
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: United Technologies Corp
Date of Purchase: 05/24/2012
Amount of Purchase: $2,525,000
Purchase price: $98.767
Purchased from: HSBC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Kraft Foods Group Inc
Date of Purchase: 05/30/2012
Amount of Purchase: $1,250,000
Purchase price: $99.817
Purchased from: Citi
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: General Electric Capital Corp
Date of Purchase: 06/7/2012
Amount of Purchase: $1,700,000
Purchase price: $100.00
Purchased from: Bank of America
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs U.S. Equity Flex Fund
Security: Facebook Inc.
Date of Purchase: 05/17/2012
Amount of Purchase: $1,353,826
Purchase price: $38.00
Purchased from: Morgan Stanley & Co. LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/JP Morgan U.S. Government & Quality Bond Fund
Security: ABB Finance USA Inc
Date of Purchase: 05/03/2012
Amount of Purchase: $558,626
Purchase price: $97.833
Purchased from: Goldman Sachs and Company
Affiliated Underwriter: J.P. Morgan Chase & Co.

Fund: JNL/JP Morgan U.S. Government & Quality Bond Fund
Security: Wells Fargo & Company
Date of Purchase: 06/20/2012
Amount of Purchase: $4,629,908
Purchase price: $99.804
Purchased from: Wells Fargo Advisers
Affiliated Underwriter: J.P. Morgan Chase & Co.


For all transactions listed, the determination described in paragraph
(b)(10)(iii) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed: if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.